ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                          SCUDDER NEW EUROPE FUND, INC.


         Scudder New Europe Fund, Inc. a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         ARTICLE I: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Article First through Twelfth and inserting in lieu thereof the following:

         "FIRST: The undersigned, Joshua M. Levine, whose address is One
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Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the Maryland General Corporation Law.

         SECOND:  The name of the  Corporation is Kemper Europe Fund,  Inc. (the
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"Corporation").

         THIRD: The purposes for which the Corporation is formed are to operate
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and carry out the business of an open-end management investment company under the Investment Company Act of 1940, as amended, and generally to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law.

         FOURTH: The post office address of the principal office of the
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Corporation in the State of Maryland is c/o The Corporation Trust Incorporated,
300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the

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Corporation in the State of Maryland is The Corporation Trust Incorporated,  300
East Lombard Street, Baltimore, Maryland 21202.

         FIFTH: (1) The total number of shares of capital stock which the
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Corporation shall have authority to issue is five hundred million (500,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($0.001) per share and an aggregate par value of five hundred thousand dollars ($500,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article Seventh hereof, two hundred million (200,000,000) of the authorized shares of Common Stock of the Corporation are classified as Class A Common Stock, one hundred million (100,000,000) of such shares are classified as Class B Common Stock, one hundred million (100,000,000) of such shares are classified as Class C Common Stock and one hundred million (100,000,000) of such shares are classified as Class M Common Stock. Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class M Common Stock.

         (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses attributable to each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to stockholders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to stockholders of the Corporation's stock may vary from class to class.

         (3) The assets of the Corporation attributable to each of the Class A Common Stock, the Class B Common Stock, the Class C

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Common Stock and the Class MCommon Stock shall be invested in the same investment portfolio of the Corporation.

         (4) The allocations of investment income and losses and capital gains and losses and expenses and liabilities of the Corporation among each of the classes of Common Stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, as amended. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

         (5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends and distributions on the Class M Common Stock may be paid or reinvested in shares of Class A Common Stock. The Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend or distribution.

         (6) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided,

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however, that (i) when the Maryland General Corporation Law or the Investment
Company Act of 1940, as amended, requires that a class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes:(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

         (7) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

         (8) To the extent permitted by law, each holder of shares of the Corporation's stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at

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the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article Seventh, less the amount of any applicable redemption charge, deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge, deferred sales charge or other amount payable on such redemption pursuant to the terms of issuance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation's option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and (a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (iii) the Board of Directors has otherwise determined that it is in the best interests of the Corporation to redeem the shares.

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Notwithstanding any other provision of this Article FIFTH(8), if certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided herein.

         (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the

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authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement. Without limiting the generality of the foregoing, each share (or fraction of a share) of Class M Common Stock that is issued and outstanding as of the one year anniversary date of the date on which these Articles of Amendment and Restatement become effective shall be converted automatically, without any action or choice on the part of the holder, into a share (or such fractional share), of Class A Common Stock of the Corporation based on relative net asset values at the time of conversion, and outstanding certificates previously representing the issued and outstanding shares of Class M Common Stock shall thereafter represent Class A Common Stock in the resulting number of whole shares.

         (10) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right, if any, to receive a stock certificate representing fractional shares.

         (11) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

         SIXTH: (a) The number of Directors of the Corporation shall be three,
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which number shall be increased or decreased from time to time in the manner provided in the By-Laws of the Corporation, provided that the number of Directors shall not be less than three, nor more than twelve. A director may be removed from office only for cause and only by the vote of 75% of the votes entitled to be cast for the election of directors.

         (b) Beginning with the first annual meeting of the stockholders held after the initial public offering of the shares of the Corporation, the Directors shall be divided into three classes, and shall be designated as Class I, Class II and Class

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III Directors, respectively. The Class I Directors elected at such initial annual meeting shall serve for a term of office expiring at the next succeeding annual stockholders meeting. The Class II Directors elected at such initial annual meeting shall serve for a term of office expiring at the second succeeding annual stockholders meeting. The Class III Directors elected at such initial annual meeting shall serve for a term of office expiring at the third succeeding annual stockholders meeting. After expiration of the terms of office specified for the Directors elected at such initial annual meeting, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of Directors in each class as nearly as possible, but in no event shall a decrease in the number of Directors shorten the term of any incumbent Director.

         (c) The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:
         George S. Johnston
         Nicholas Bratt
         Juris Padegs

         SEVENTH: The following provisions are inserted for the purpose of
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defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

         (1) In addition to its other powers explicitly or implicitly granted under the Charter of the Corporation, by law or otherwise, the Board of Directors of the Corporation:

                  (a) shall have the power to make, alter or repeal the By-Laws of the Corporation except as otherwise required by the Investment Company Act of 1940, as amended;

                  (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions

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         and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors of the Corporation;

                  (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any class of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

                  (d) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption for the stock. The provisions of these Articles of Amendment and Restatement (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class;

                  (e) is empowered to authorize and issue, without stockholder approval, unsecured obligations of the Corporation, and subject to Article Eighth of these Articles of Amendment and Restatement, secured obligations of the Corporation, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation;

                  (f) Notwithstanding anything in this Charter to the contrary, is authorized to establish in its absolute discretion the basis or method for determining the value of the assets attributable to any class, the value of the liabilities attributable to any class and the net asset

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         value of each share of any class of the Corporation's stock; and

                  (g) is authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

         (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as amended, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

         (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the

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holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

         (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability or expense of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         EIGHTH:  Special Vote of Stockholders.
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         (a) Except as otherwise provided in this Article Eighth, at least 75%
of the votes entitled to be cast by stockholders, in addition to the affirmative vote of 75% of the Board of

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Directors, shall be necessary to effect any of the following actions:

                  (i) any amendment to these Articles to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940, as amended) unless the Continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least 75% of such Directors, approve such amendment in which case the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon shall be required;

                  (ii) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets;

                  (iii) any proposal as to the voluntary liquidation or dissolution of the Corporation unless the Continuing Directors of the Corporation, by a vote of at least 75% of such Directors, approve such proposal in which case the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon shall be required; or

                  (iv) any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied or all of the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied:

                           (A) The Business Combination shall have been approved
by a vote of at least 75% of the Continuing Directors in which case the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon shall be required.

                           (B) The aggregate amount of cash and the Fair Market
Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any class of outstanding Voting Stock (as hereinafter defined) in such Business Combination shall be at least equal to the higher of the following:

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                                    (x) the highest per share price (including
any brokerage commissions, transfer taxes and soliciting dealers fees) paid by an Interested Party (as hereinafter defined) for any shares of such Voting Stock acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (bb)(i) in the Threshold Transaction (as hereinafter defined), or (ii) in any period between the Threshold Transaction and the consummation of the Business Combination, whichever is higher; and

                                    (y) the net asset value per share of such
Voting Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher.

                           (C) The consideration to be received by holders of
the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                           (D) After the occurrence of the Threshold
Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

                           (E) After the occurrence of the Threshold
Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

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                           (F) A proxy or information statement describing the
proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Acts or subsequent provisions).

         (b) For the purposes of this Article Eighth:

                  (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

                           (A) any merger, consolidation or share exchange of
the Corporation with or into any other person;

                           (B) any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business;

                           (C) the issuance or transfer by the Corporation (in
one transaction or a series of transactions in any 12 month period) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

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                  (ii) "Continuing Director" means any member of the Board of
Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                  (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

                  (iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

                  (v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of directors.

                  (vi) A person shall be a "beneficial owner" of any Voting
Stock:

                           (A) which such person or any of its Affiliates or
Associates (as hereinafter defined) beneficially owns, directly or indirectly;
or

                           (B) which such person or any of its Affiliates or
Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or

                           (C) which is beneficially owned, directly or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any Agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-1 of the

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General Rules and Regulations under the Securities Exchange Act of 1934.

                  (viii)   "Fair Market Value" means:

                           (A) in the case of stock, the highest closing sale
price during the 30-day period immediately preceding the relevant date of a share of such stock on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of the share of such stock as determined by 75% of the Continuing Directors in good faith, and

                           (B) in the case of property other than cash or stock,
the fair market value of such property on the relevant date as determined by 75% of the Contracting Directors in good faith.

                  (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

                  (x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (a)(iv)(B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (xi) Continuing Directors of the Corporation, acting by a vote of 75%, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the

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requirements of subparagraph (a)(iv) above have been met with respect to any
Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         NINTH: Pre-Emptive Rights. No holder of the Common stock of the
         ------ -------------------
Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock which may hereafter be created.

         TENTH:  Reservation of Right to Amend. From time to time any of the
         ------  ------------------------------
provisions of this Charter may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) and all rights at any time conferred upon the stockholders of the Corporation by this Charter are granted subject to the provisions of this Article TENTH. With the exception of Articles THIRD, SIXTH, EIGHTH, NINTH, this Article TENTH and Article ELEVENTH, any of the provisions of this Charter may be amended, altered or repealed upon the vote of a majority of the votes entitled to be cast by stockholders. The provisions of Articles SIXTH, EIGHTH, NINTH, this Article TENTH and Article ELEVENTH may be amended, altered or repealed only upon the vote of at least 75% of the votes entitled to be cast by stockholders. The provisions of Article Third may be amended, altered or repealed only upon the vote of at least 75% of the votes entitled

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

to be cast by stockholders, unless, pursuant to Article EIGHTH Section (a)(i), the Continuing Directors of the Corporation, by a vote of at least 75% of such Directors, approve such amendment in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required.

         ELEVENTH: Duration. Subject to the provisions of Article
         --------  ---------
Eighth(a)(iii), the duration of the Corporation shall be perpetual.

         TWELFTH: (1) To the full extent that limitations on the liability of
         -------
directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

         (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

         (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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

         (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment."

                  ARTICLE II. Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class M Common Stock. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class M Common Stock. Certificates representing shares of the Class M Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class A Common Stock, Class B Common Stock, Class C Common Stock and Class M Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Charter of the Corporation as herein amended and restated.

                  ARTICLE III: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent are as set forth herein. The number of

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

directors is currently set at six and their names are James E. Akins, Arthur R. Gottschalk, Frederick T. Kelsey, Fred B. Renwick, Thomas W. Littauer and John G. Weithers.

                  ARTICLE IV: The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders.

                  ARTICLE V: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares of the par value of one cent ($.01) per share and of the aggregate par value of one million dollars ($1,000,000 ) all of which shares were designated Common Stock. The total number of shares of capital stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is five hundred million (500,000,000) shares, all of the par value of one-tenth of one cent ($.001) per share, and of the aggregate par value of five hundred thousand dollars ($500,000). Two hundred million (200,000,000) of such shares are designated as Class A Common Stock, one hundred million (100,000,000) of such shares are designated as Class B Common Stock, one hundred million (100,000,000) of such shares are designated as Class C Common Stock and one hundred million (100,000,000) of such shares are designated as Class M Common Stock.

                  ARTICLE VI: These Articles of Amendment and Restatement shall become effective on September 3, 1999 at 4:00 p.m. Eastern Time.

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


                  IN WITNESS WHEREOF, Scudder New Europe Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President, Bruce H. Goldfarb, and witnessed by its Secretary, John Millette, as of _________________, 1999.

                  The Vice acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.


                                                    By:/s/Bruce H. Goldfarb
                                                       ---------------------
                                                          Vice President

Witness:

/s/John Millette
---------------------------
Secretary

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